Exhibit 10.1

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 23, 2023, by and between Paysign, Inc., a Nevada corporation (the “Company”), and Daniel H. Spence, an individual (“Seller”).

Recitals

WHEREAS, Seller owns shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Seller desires to sell an aggregate of 200,000 of such shares (the “Shares”); and

WHEREAS, Seller is selling to the Company, and the Company is purchasing from Seller, the Shares, upon the terms and subject to the conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

Article I - SALE AND PURCHASE OF THE SHARES

1.1.             Sale and Purchase of the Shares. Seller hereby sells, conveys, transfers, and assigns to the Company, and the Company hereby purchases from Seller, upon the terms and conditions set forth in this Agreement, the Shares as of the date hereof.

1.2.             Purchase Price. The Company shall deliver to Seller within two (2) business days, as payment in full for the Shares, by wire transfer of immediately available funds, a purchase price per Share equal to ninety percent (90.0%) of the volume-weighted average price of the Common Stock listed on the Nasdaq Global Market for the 10 trading days ending on the date of this Agreement (the “Purchase Price”).

1.3.             Title to the Shares. Upon receipt of the Purchase Price in accordance with the terms of Section 1.2 hereof, title to the Shares being sold shall vest with the Company free and clear of any and all liens, claims, charges, pledges, encumbrances, and security interests.

1.4.             Closing. Seller contemporaneously herewith delivers to the Company the certificate or certificates representing the Shares, accompanied by a stock power in the forms attached hereto as Exhibit A, duly executed for transfer on the books of the Company.

Article II - Representations and Warranties

2.1.             Representations of Seller. Seller hereby represents and warrants to the Company as follows:

(a)                Ownership of the Shares. Seller has good and valid legal right, title, and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity, or encumbrances of any kind. Seller has not assigned or pledged, and will not assign or pledge, any portion of his interests in the Shares to any third party. Upon paying for the Shares in accordance with this Agreement, the Company will acquire good and legal title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity, encumbrances, or priorities of any kind.

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(b)                Authorization. Seller has all necessary power and authority to execute, deliver, and perform Seller’s obligations under this Agreement and all agreements, instruments, and documents contemplated hereby, and to sell and deliver the Shares being repurchased hereunder. This Agreement constitutes a valid, binding, and enforceable obligation of Seller.

(c)                No Conflict. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in a breach by Seller of, or constitute a default by Seller under, any agreement, instrument, decree, judgment, or order to which Seller may be a party or be bound.

(d)                Experience and Evaluation. By reason of Seller’s business and financial experience, Seller has the capacity to protect Seller’s own interests in connection with the transaction contemplated hereby and is capable of evaluating the potential risks and benefits of such transaction. Among other things, Seller understands that the Shares could appreciate in value, even substantially, after the date of this Agreement due to many factors, both within and outside of the Company’s control. In evaluating the suitability of the transaction contemplated by this Agreement, Seller has not relied upon any representation or information (oral or written) from the Company or any of its subsidiaries, affiliates, officers, directors, stockholders, employees, agents, contractors, or representatives, except as expressly set forth in this Agreement, and has relied on Seller’s own business and financial judgment.

(e)                Access to Information. Seller has received all of the information that Seller considers necessary or appropriate for deciding whether to enter into this Agreement and to perform the transaction contemplated hereby. Seller further represents that Seller has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company, and to obtain from the Company such additional information as Seller has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to Seller by or on behalf of the Company. Notwithstanding the foregoing, Seller understands and acknowledges that (a) the Company possesses material non-public information (“Excluded Information”) regarding the Shares and the Company and its subsidiaries and affiliates that has not been provided to Seller, (b) Seller agrees that the Company shall have no liability to Seller or any other person with respect to the non-disclosure of Excluded Information, (c) Excluded Information may be indicative of a value of the Shares that is different than the Purchase Price or otherwise adverse to Seller’s interests, and therefore, such Excluded Information might be material to Seller’s decision to sell the Shares, (d) there is a potential disadvantage to which Seller is subject on account of a possible disparity of information as between Seller and the Company, and (e) Seller has determined to sell the Shares based on Seller’s own assessment of the market in which the Company and its subsidiaries and affiliates operate recognizing the unequal knowledge position of Seller and the Company.

(f)                 No Future Participation. Seller acknowledges that Seller will have no future participation in any Company gains, losses, profits, or distributions with respect to such Shares. If the Shares increase in value by any means, Seller acknowledges that Seller is voluntarily forfeiting any opportunity to share in any such increase in value of the Shares.

(g)                Tax Matters. Seller has had an opportunity to review with Seller’s tax advisers the federal, state, local, and foreign tax consequences of the transaction contemplated by this Agreement. Seller is relying solely on such advisers and not on any statements or representations of the Company or any of its agents or representatives. Seller understands that Seller (and not the Company) shall be responsible for Seller’s tax liability and any related interest and penalties that may arise as a result of the transaction contemplated by this Agreement.

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(h)                Private Transaction. Seller acknowledges that this Agreement is the product of a privately negotiated transaction between Seller and the Company, and that the valuation underlying the Purchase Price is not necessarily reflective of the true value of the Company. Seller further acknowledges that the Company has in the past and may in the future redeem or repurchase shares of its common stock from other stockholders of the Company at prices per share that may be higher than the valuation underlying the Purchase Price, or that may be based upon a valuation of the Company that may be higher than or more favorable to such other stockholders than the valuation underlying the Purchase Price.

(i)                 No Additional Representations. Seller acknowledges that neither the Company nor any other person (including, without limitation, the Company’s subsidiaries, affiliates, directors, stockholders, officers, employees, agents, or other representatives) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or the Shares except as expressly set forth in this Agreement, and Seller further agrees that the Company will not be subject to any liability to Seller or any other person resulting from or arising in connection with information received from the Company, except pursuant to this Agreement, as a result of breach hereof. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES OR ANY OF THE ASSETS, LIABILITIES, OPERATIONS, OR PROSPECTS OF THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES, AND SELLER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. ANY AND ALL PRIOR REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY OR ITS REPRESENTATIVES, WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN MERGED INTO THIS AGREEMENT, IT BEING INTENDED THAT NO SUCH PRIOR REPRESENTATIONS OR WARRANTIES SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

2.2.             Representations of the Company. The Company hereby represents and warrants to Seller as follows:

(a)                Organization and Standing. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Nevada.

(b)                Authorization. The Company has all necessary power and authority to execute, deliver, and perform the Company’s obligations under this Agreement and all agreements, instruments, and documents contemplated hereby, and to purchase the Shares being repurchased hereunder. This Agreement constitutes a valid, binding, and enforceable obligation of the Company.

(c)                No Conflict. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in a breach by the Company of, or constitute a default by the Company under, any agreement, instrument, decree, judgment, or order to which the Company may be a party or be bound.

Article III – COVENANTS

3.1.             Standstill Provision. Seller agrees that from the date of this Agreement through the date that is one (1) year after the later of the date of this Agreement or any Addendum to this Agreement, neither Seller nor any Controlled Affiliate of Seller will, directly or indirectly, without the prior written consent of the Company, acquire, agree to acquire, make any proposal to acquire, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to do any of the foregoing, any equity securities (including convertible debt instruments and preferred stock or any shares of capital stock issuable upon the conversion or exercise thereof) of the Company. “Controlled Affiliate” means, with respect to Seller, a person that directly, or indirectly through one or more intermediaries, is controlled by the Seller, where “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

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3.2.             Right of First Refusal.

(a)                Grant. Seller hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Common Stock that Seller may propose to transfer in a Proposed Seller Transfer, at the same price and on the same terms and conditions as those offered to the prospective transferee. “Right of First Refusal” means the right, but not obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Common Stock with respect to a Proposed Seller Transfer, on the terms and conditions specified in the Proposed Transfer Notice. “Proposed Seller Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Common Stock (or any interest therein) proposed by Seller.

(b)                Notice and Closing. Seller must deliver a Proposed Transfer Notice to the Company not later than thirty (30) days prior to the consummation of such Proposed Seller Transfer. “Proposed Transfer Notice” means a written notice that contains the material terms and conditions (including price and form of consideration) of the Proposed Seller Transfer, the identity of the prospective transferee and the intended date of the Proposed Seller Transfer. To exercise its Right of First Refusal under this Section 3.3, the Company must deliver a written notice of exercise to the Seller within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Common Stock to be purchased by the Company. If the consideration proposed to be paid for the Common Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors and as set forth in the Company’s notice of exercise. If the Company cannot for any reason pay for the Common Stock in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith by the Company’s Board of Directors and as set forth in the Company’s notice of exercise. The closing of the purchase of Common Stock by the Company pursuant to the Proposed Transfer Notice shall take place, and all payments form the Company shall have been delivered to the Seller, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Seller Transfer; and (ii) thirty (30) days after delivery of the Proposed Transfer Notice.

3.3.             Grant of Proxy. Seller hereby constitutes and appoints as the proxies of Seller the Chief Executive Officer of the Company, the General Counsel of the Company, and the Chief Financial Officer of the Company, and each of them, with full power of substitution, to vote all shares of Common Stock owned by Seller as such proxies shall determine in their sole discretion with respect to the any and all matters that are brought to a vote by the stockholders of the Company. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and Seller in connection with the transactions contemplated by this Agreement and, as such, such proxy is coupled with an interest and shall be irrevocable. Seller hereby revokes any and all previous proxies with respect to the share of Common Stock owned by Seller and Seller agrees to not hereafter purport to grant any other proxy with respect to any such shares, deposit any such shares into a voting trust, or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any such shares.

3.4.             Further Assurances of Seller and the Company. Seller and the Company shall execute and deliver any and all such other instruments, documents, and agreements and take all such actions as the other party may reasonably request from time to time in order to effectuate the purposes of this Agreement.

Article IV miscellaneous

4.1.             Release. Except as expressly set forth in this Agreement, for good and valuable consideration, Seller does hereby, for himself and his heirs, agents, representatives, successors, and assigns, fully, finally, and forever release and discharge the Company, and all of its subsidiaries, affiliates, insureds, sureties, insurers or insurers’ agents, officers, directors, stockholders, employees, contractors, subcontractors, agents, representatives, successors, and assigns (collectively, the “Released Parties”), from any and all claims, demands, damages, actions, causes of action, liens, rights of lien, suits at law or in equity, or sums of money arising from any act, occurrence, or omission of any kind whatsoever, known or unknown, existing now or arising in the future, which arise out of or relate in any way to the Company’s repurchase of the Shares, including without limitation, any claim regarding the determination of the Purchase Price or any claim relating to the purchase and sale of the Shares pursuant to this Agreement (each a “Claim” and collectively the “Claims”). The parties agree and acknowledge that the foregoing release is intended to be a general release of each and every Claim which Seller has or may have against the Company relating to Seller’s ownership of the Shares.

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4.2.             Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.2).

4.3.             Governing Law. The parties agree that this Agreement shall be governed by, construed, and enforced in accordance with Nevada law, without regard to conflicts of law principles that would otherwise be applicable.

4.4.             Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification, amendment, or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

4.5.             Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits, or obligations hereunder shall be assigned, by operation of law or otherwise, by Seller without the prior written consent of the Company. The Company may assign its rights and obligations hereunder (including the Company’s right to purchase the Shares), in whole or in part, to any of its affiliates without the consent of Seller. In addition, the Company may assign its rights and obligations pursuant to this Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Company, its subsidiaries, or the businesses of the Company or such subsidiaries, in any form of transaction without the consent of Seller. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits, or obligations hereunder.

4.6.             Confidentiality. Unless otherwise required by law, each of the parties hereto (including the affiliates of each party) agrees to keep confidential, and to not divulge, the existence and terms of this Agreement, its negotiation, its execution, and/or its implementation to any person or organization without the express written consent of the other party.

4.7.             Multiple Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered by facsimile, PDF, or other similar transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.8.             References and Construction.

(a)                Whenever required by the context, and as used in this Agreement, the singular number shall include the plural, and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identification of the person may require. References to monetary amounts are intended to be and shall be construed as references to United States dollars.

(b)                The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented, or had the opportunity to be represented, by an attorney in connection with the preparation and execution of this Agreement.

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4.9.             Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties, upon final judgment on the merits, reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

4.10.          Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The headings and captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or heading had been used herein or therein. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word “including” (or variations thereof) herein shall mean “including without limitation” and, unless the context otherwise requires, “neither,” “nor,” “any,” “either,” and “or” shall not be exclusive. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

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IN WITNESS WHEREOF, the Company and Seller have caused this Stock Repurchase Agreement to be executed as of the date first written above.

PAYSIGN, INC.

By:	/s/ Robert Strobo
Name:	Robert Strobo
Title:	General Counsel, Chief Legal Officer

Address:	2615 St. Rose Parkway
Henderson, Nevada 89052

/s/ Daniel H. Spence
DANIEL H. SPENCE

Address:	20 Leila Court
Mudgeeraba, QLD 4213
Australia

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